Exhibit 99.1

Cautionary Statements Relating to Forward-Looking Information

The Company and its representatives may, from time to time, make written or verbal forward-looking statements. Those statements relate to developments, results, conditions, or other events the Company expects or anticipates will occur in the future. Without limiting the foregoing, those statements may relate to future revenues, earnings, store openings, market conditions, and the competitive environment. Forward-looking statements are based on management’s then-current views and assumptions and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

All forward-looking statements are qualified by the following statements which contain several of the important factors that could cause actual results to differ materially from those predicted by the forward-looking statements:

Credit Operations

On April 15, 2003, the Company entered into a 10-year strategic alliance with the retail services business of Household International (“Household”), a wholly-owned subsidiary of HSBC Holdings plc, to operate Saks’ private label credit card business. Sales of merchandise and services are facilitated by these credit card operations. Saks receives compensation from Household based on a variety of variables. For example, a portion of the compensation to be received is tied to the level of finance charge income generated from the credit card portfolio. Finance charge income may vary based on the number of new accounts generated, changes in customers’ credit card use, and Household’s ability to extend credit to our customers, all of which can vary based on changes in federal and state banking and consumer protection laws and from a variety of economic, legal, social, and other factors that we cannot control or predict with certainty.

Product Sourcing

The products we sell are sourced from a wide variety of domestic and international vendors. All of our vendors must comply with applicable laws and our required standards of conduct. Our ability to find qualified vendors and access products in a timely and efficient manner is a significant challenge that is typically even more difficult with respect to goods sourced outside of the United States. Trade restrictions, tariffs, currency exchange rates, transport capacity and costs, and other factors significant to this trade are beyond our control and could affect our business.

Advertising and Marketing Programs

The Company spends significant amounts on advertising and marketing. Our business depends on high customer traffic in our stores and effective marketing. We have many initiatives in this area, and we often change our advertising and marketing programs. If our advertising and marketing efforts are not effective, this could negatively affect our results.

Inventory Control

The Company’s merchants focus on inventory levels and balance these levels with plans and trends. Excess inventories could result in significant markdowns, which could adversely affect our results.

Cost Containment

The Company’s performance depends on appropriate management of its expense structure, including its selling, general, and administrative costs. The Company is continuously focused on reducing expenses as a percent of sales. This is a difficult task. The Company’s failure to meet its expense budget or to appropriately reduce expenses during a weak sales season could adversely affect our results.

Other Factors

Other factors that could cause actual results to differ materially from those predicted include: weather, changes in the availability or cost of capital, the availability of suitable new store locations on acceptable terms, shifts in the seasonality of shopping patterns, labor strikes or other work interruptions, the effects of excess retail capacity in our markets, material acquisitions or dispositions, the success or failure of significant new business ventures, or adverse results in material litigation.

The foregoing list of important factors is not exclusive, and the Company does not undertake to revise any forward-looking statement to reflect events or circumstances that occur after the date those statements are made.